Exhibit 10.2
Supplemental Agreement No. 1
Dated 1 November 2014
To DRILLSHIP CONTRACT dated 24 June 2013

By and between
ALPHA ARCHER COMPANY (the “Buyer”)
and
DAEWOO SHIPBUILDING & MARINE ENGINEERING CO., LTD. (“Builder”)
(together, the “Parties” and each individually, a “Party”)

WHEREAS

A.	The Builder and the Buyer are parties to that certain Drillship Contract dated 24 June 2013 (the “Contract”) for the construction and sale of one (1) Deepwater Drillship with Hull No. 3622.

B.	The Parties now desire to amend the Contract through this Supplemental Agreement No. 1 as set forth below.
NOW, in consideration of the premises and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, IT IS HEREBY AGREED AS FOLLOWS:

1.
This Supplemental Agreement No. 1 is supplemental to the Contract and shall be considered an integral part thereof. Unless otherwise defined in this Supplemental Agreement No. 1, words and expressions defined in the Contract shall have the same meaning when used in this Supplemental Agreement.

2.	Article VII.2.(a) is deleted in its entirety and shall be replaced with the following:
The DRILLSHIP shall be DELIVERED safely afloat by BUILDER to BUYER at a berth in the SHIPYARD on or before 30th June 2016, except that, in the event of delays in the construction of the DRILLSHIP or any performance required under this CONTRACT due to causes which under the terms of this CONTRACT permit postponement of the date for DELIVERY, the aforementioned date for DELIVERY of the DRILLSHIP shall be postponed accordingly. The aforementioned date, or such later date to which the requirement of DELIVERY is postponed pursuant to such terms, is herein called the “DELIVERY DATE”.

3.
BUYER further agrees that, no later than 30 November 2014, BUYER will pay to BUILDER USD$50,000,000.00 ( “INTERIM PAYMENT 1”). On 30 June 2015, BUYER will then pay to BUILDER an additional USD$25,000,000.00 (“INTERIM PAYMENT 2”). The Parties agree that the CONTRACT PRICE shall be reduced by INTERIM PAYMENT 1 and INTERIM PAYMENT 2 such that, at the DELIVERY DATE, PAYMENT MILESTONE 2 shall be reduced to USD$355,000,000.00. Article II.3(b) of the Contract shall be amended such that the phrase “Four Hundred Thirty Million (USD 430,000,000.00)” shall be deleted in its entirety and replaced with “Three Hundred Fifty Five Million (USD 355,000,000.00)”.

4.
The Parties agree that the DELIVERY DATE set forth in Clause 2, above, reflects an agreement by the Parties that the DRILLSHIP is to be delivered 6 months after its original delivery date of 31 December 2015 (“ORIGINAL DELIVERY DATE”). At the DELIVERY DATE, BUYER shall pay an amount equal to USD$3,214,250 (the “ADDITIONAL AMOUNT”), which shall be calculated as the interest on PAYMENT MILESTONE 2 (as amended by Clause 3, above) for 3 months at an interest rate of 3.5% per annum plus an extension of the Letter of Credit set forth in Exhibit A to the Contract. This ADDITIONAL AMOUNT shall be in addition to the BUYER’s payment of PAYMENT MILESTONE 2. Except as set forth in Clause 5, below, the ADDITIONAL AMOUNT paid by BUYER shall be considered as full and final payment to BUILDER of all of BUILDER’s costs incurred in connection with extending the ORIGINAL DELIVERY DATE to the DELIVERY DATE as set forth in Clause 2, above.

5.
To the extent National Oilwell Varco, Aker or GE-Hydril requires BUILDER to pay additional amounts to extend the warranty for their equipment installed on the DRILLSHIP in connection with the amendment of the DELIVERY DATE, BUILDER shall promptly notify BUYER of the same. In the event BUYER is unable to negotiate an extension to such warranty with the vendor without an additional cost, BUYER shall be responsible for the additional amounts.

6.
The existence and content of this Supplemental Agreement No. 1 shall remain strictly private and confidential to the Parties and their advisors and shall not be disclosed by either Party to any third party (except any financier of the Drillship or its advisers) absent the agreement of the other Party, save by compulsion of law or regulatory authority.

7.
Each Party hereto confirms that its respective obligations under, arising out of or in connection with, the Contract shall continue in full force and effect as amended by this Supplement Agreement No. 1.

8.
This Supplemental Agreement No. 1 shall be governed by and construed in accordance with the laws of England and any dispute arising under this Supplemental Agreement No. 1 shall be submitted to arbitration in accordance with Article XIII (DISPUTES AND ARBITRATION) of the Contract.

9.
This Supplemental Agreement No. 1 may be executed by each of the Parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed signature page of this Supplemental Agreement No. 1 in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of an executed original counterpart of this Supplemental Agreement No. 1, although the original signature pages shall be thereafter appended to this Supplemental Agreement No.1.

(Signature Page Follows)

For and on behalf of

Alpha Archer Company

By:	/s/	Elizabeth M. Reza
Name:		Elizabeth M. Reza
Title:		Attorney-in-Fact

For and on behalf of

Daewoo Shipbuilding & Marine Engineering Co., Ltd.

By:	/s/	Jae Kwan Seo
Name:		Jae Kwan Seo
Title:		VP-Marketing

3